UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

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VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 2, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Village Bank and Trust Financial Corp. (the “Company”) approved grants of performance-based restricted stock units (the “Units”) under the Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan (the “Plan”) to the following named executive officers in the following amounts, subject to the Company achieving certain performance targets in 2015, 2016, 2017 and 2018:

	Restricted Stock Units Per Performance Period
Executive	2015	2016	2017	2018
William G. Foster, Jr.	200	600	600	600
C. Harril Whitehurst, Jr.	100	300	300	300
James E. Hendricks, Jr.	100	300	300	300

To the extent the Units become vested, they will be payable in shares of common stock of the Company, with each vested Unit entitling the recipient to one share of common stock of the Company. To the extent the performance targets are achieved and provided that the executive is an employee of the Company on the applicable vesting date, the Units will vest and be paid on March 31st immediately following each performance year.

Whether and to what extent the Units vest will be based on the Company’s achievement of targets for net income, gross loans, classified assets ratio and efficiency ratio. The Units are subject to the terms and conditions of the Plan and each recipient’s Performance-Based Restricted Stock Unit Award Agreement. The form of Performance-Based Restricted Stock Unit Award Agreement approved by the Committee to evidence the award of Units and future awards of performance-based restricted stock units under the Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Effective on July 2, 2015, the Committee also approved grants of shares of time-based restricted stock (the “Shares”) under the Plan to the following named executive officers in the following amounts:

	Shares of Restricted Stock Per Vesting Date
Executive	July 2, 2016	July 2, 2017	July 2, 2018
C. Harril Whitehurst, Jr.	62	63	125
James E. Hendricks, Jr.	62	63	125

Provided that the executive is an employee of the Company as of the applicable vesting date, the Shares will vest in accordance with the above schedule. Until the Shares vest, the executive may not transfer or encumber the Shares, but will have the right to receive all dividends or other distributions paid with respect to the Shares and will have the right to vote the Shares.

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The Shares are subject to the terms and conditions of the Plan and each recipient’s Time-Based Restricted Stock Award Agreement. The form of Time-Based Restricted Stock Award Agreement approved by the Committee to evidence the award of Shares and future awards of shares of time-based restricted stock under the Plan is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Form of Performance-Based Restricted Stock Unit Award Agreement under the Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan.

10.2	Form of Time-Based Restricted Stock Award Agreement under the Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: July 8, 2015	By: /s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO

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